EMPLOYMENT AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

     This Employment Agreement and General Release (referred to as "Employment Agreement") is entered into this ____ day of ________________, 2003, by and between Harry L. Strachan, (referred to as "MR. STRACHAN") and Eveready Battery Company, Inc. (referred to as "COMPANY" and defined in Paragraph 22) and Energizer Holdings, Inc.

     WHEREAS, MR. STRACHAN is an employee of the COMPANY in a key leadership and strategic position; and

     WHEREAS  Energizer  Holdings,  Inc. is the sole shareholder of COMPANY; and

     WHEREAS,  MR.  STRACHAN  has  indicated  his  interest  in  retiring;  and

     WHEREAS, COMPANY would benefit from MR. STRACHAN's continued assistance with its legal affairs for a period of time; and

     WHEREAS, MR. STRACHAN and COMPANY are amicably limiting and concluding their employment relationship and wish to enter into this Employment Agreement; and

     WHEREAS the Board of Directors of COMPANY have approved the terms of this Employment Agreement,

     NOW THEREFORE, in consideration of the mutual promises contained in this Employment Agreement, the parties agree as follows:

1.     Employment  Terms,  subject  to  Paragraphs  4,  5  and  6  below:
--     -----------------------------------------------------------------


     a. MR. STRACHAN shall continue satisfactorily to perform his duties as Vice President and General Counsel for Eveready Battery Company, Inc. as assigned through February 28, 2003.

     b. MR. STRACHAN shall execute a written resignation from his position as an officer of Energizer Holdings, Inc. and also as an officer and/or director of Eveready Battery Company, Inc. and any applicable affiliates or subsidiaries of Energizer Holdings, Inc. effective March 1, 2003. This resignation letter shall be in line with COMPANY's specifications as set out in Attachment A to this Employment Agreement and submitted to the Chief Executive Officer of COMPANY upon execution of this Employment Agreement.

c. Upon March 1, 2003, MR. STRACHAN will cease to be Vice President and General Counsel for COMPANY and, through January 31, 2004, will be employed by COMPANY in the position of Vice President of Legal Initiatives for Eveready Battery Company, Inc. MR. STRACHAN will be paid the base monthly salary he earned as of February 1, 2003, while he is on the COMPANY's payroll. MR. STRACHAN will assist in the transition of his former duties and perform such other duties or special projects that are specifically requested by the Chief Executive Officer of the Company or his designee.

d. MR. STRACHAN agrees satisfactorily to perform his duties as assigned without disruption to COMPANY operations or injury to COMPANY's business operations or reputation.
          e. MR. STRACHAN will receive a bonus payment of two hundred sixty thousand dollars ($260,000), less legally required deductions, for Fiscal Year 2003. MR. STRACHAN will not be eligible for or receive a bonus payment for Fiscal Year 2004. MR. STRACHAN's previous election to defer bonus payments into the Deferred Compensation Plan will continue to apply and such deferrals will be subject to Plan terms.

f. The terms of the Change of Control Employment Agreement entered into by COMPANY with MR. STRACHAN on November, 2000, and thereafter amended on February 1, 2001 and November 19, 2001, hereby are voided and shall have no further force or effect on either MR. STRACHAN or COMPANY upon execution of this Employment Agreement.

g. Effective March 1, 2003, or mutually agreed other date, MR. STRACHAN need report to COMPANY's St. Louis offices to work only as specifically requested by the Chief Executive Officer of COMPANY in order to perform such duties or special projects that are assigned by the Chief Executive Officer of the Company or his designee, in accordance with Paragraph 1(c), if the Chief Executive Officer of COMPANY determines that MR. STRACHAN's physical presence would be necessary or beneficial for such work.

h. Effective January 31, 2004, MR. STRACHAN's employment will be terminated and he will be removed from the active payroll



i.     Benefit  Plan  Participation.

     i. While he is on COMPANY's payroll, MR. STRACHAN shall continue to be able to participate in the benefit plans in which he is participating as of January 31, 2003. MR. STRACHAN will be permitted to change his participation in such plans during the course of his employment to the extent plan terms permit for any other participation. It is understood and agreed that nothing in this paragraph shall be construed to prevent Energizer Holdings, Inc. or COMPANY from terminating, modifying or reducing any of the benefit plans or incentive programs offered to employees of COMPANY during the course of this Employment Agreement, as long as such action is not directed solely at MR. STRACHAN.


ii. MR. STRACHAN is not entitled to and will not receive any other payments, including, but not limited to, severance, incentive or termination payments, from COMPANY or its affiliates or subsidiaries and will be deemed ineligible to participate in any such programs except as specifically identified in this Agreement.

j. MR. STRACHAN may apply for reimbursement in 2004 under the Financial Planning Program for executives, if requested by MR. STRACHAN any time in 2004, up to the annual maximum permitted by the Program and subject to the terms of the Financial Planning Program, including any obligation to submit invoices or other documentation for reimbursement. The COMPANY will submit a Form 1099, as required by the IRS, for such reimbursement, if it occurs after MR. STRACHAN is removed from COMPANY's payroll.

k. Within two weeks after his removal from COMPANY's payroll, MR. STRACHAN will be paid for any unused, banked, or carryover paid time off (PTO) days, in accordance with Eveready policy in effect at the time.

     2.     Deferred  Compensation,  Stock  Awards,  Restricted Stock Equivalent
            --------------------------------------------------------------------
Award:
   --

a. The terms of Energizer Holdings, Inc.'s Deferred Compensation Plan will apply to MR. STRACHAN's while he is on COMPANY's payroll and upon his termination of employment in 2004, or earlier date pursuant to Paragraphs 4, 5 or 6 below, in accordance with that status as of his payroll removal date. It is understood that nothing in this paragraph shall be construed to prevent COMPANY from terminating, modifying or reducing the terms of its Deferred Compensation Plan during the course of this Employment Agreement, as long as such action is not directed solely at MR. STRACHAN.

     b. MR. STRACHAN previously was granted certain non-qualified stock options by Energizer Holdings, Inc. The terms of those stock option agreements will continue to apply, in accordance with MR. STRACHAN's status as of his payroll removal date.

c. Energizer Holdings, Inc. and Mr. STRACHAN mutually execuated a Restricted Stock Equivalent Award Agreement on May 8, 2000. Stock equivalents credited to Mr. STRACHAN pursuant to the provisions of that Agreement shall vest in accordance with the terms thereof, and shall convert to shares of Energizer Common Stock and be issued to Mr. STRACHAN in accordance (1) with the terms thereof and (2) the election with respect to such conversion previously made by Mr. STRACHAN. Notwithstanding the above, however, in the event that Mr. STRACHAN is removed from the Company's payroll prior to January 31, 2004, any equivalents that have not vested as of such date shall immediately vest, convert to shares in accordance with Mr. STRACHAN's election, and be issued to him as soon as practicable thereafter. All other terms of the Restricted Stock Equivalent Award Agreement shall remain in effect.

          3.     Pension  Benefit:
                 ----------------

     MR. STRACHAN's retirement benefits under the Energizer Holdings, Inc. Retirement Plan and the Supplemental Retirement Plan, or any successor plans, will be calculated in accordance with the terms of each plan taking into account all relevant terms of such plans including, but not limited to, reduction factors for early retirement and social security offsets. It is understood that nothing in this paragraph shall be construed to prevent COMPANY or its affiliates and subsidiaries from reducing the rate of future accruals or terminating or modifying the terms of such retirement plans or successor plans, as long as such action is not directed solely at MR. STRACHAN.

4.     MR.  STRACHAN  and  COMPANY  understand  and  agree that, if MR. STRACHAN resigns  or  obtains  and  begins employment with another company on or prior to
                                             --------------------
March 31, 2003, without the consent of COMPANY, COMPANY will terminate MR. STRACHAN immediately by removing MR. STRACHAN from COMPANY's payroll. Upon payroll removal, MR. STRACHAN's benefits as an active employee will cease and he will not be entitled to any further benefits or payments pursuant to this Employment Agreement, except that he shall be paid for any earned but unused paid time-off (including any banked PTO days) within two weeks of his removal from the payroll. COMPANY has the sole discretion to elect to accelerate any remaining salary continuation through January 31, 2004, and bonus payment provided for in Paragraph 1(e), to be paid to MR. STRACHAN in a lump sum, less legally required deductions, within two weeks of MR. STRACHAN's last day on the payroll.

     5. MR. STRACHAN and COMPANY understand and agree that, if MR. STRACHAN resigns or obtains and begins employment with another company on or after March
                                          --------------------
1, 2003, but prior to January 31, 2004, COMPANY will terminate MR. STRACHAN immediately by removing MR. STRACHAN from COMPANY's payroll. Upon termination, MR. STRACHAN's benefits as an active employee will cease. Any remaining salary continuation through January 31, 2004, and bonus payment provided for in Paragraph 1(e), will be paid to MR. STRACHAN in a lump sum, less legally required deductions, within two weeks of MR. STRACHAN's last day on the payroll. Part-time employment or self-employment or occasional consultation shall not constitute beginning employment under this Paragraph, subject to the confidentiality and non-competition obligations set out in Paragraphs 7(e), 8, 10 and 11 below.

     6. MR. STRACHAN and COMPANY understand and agree that, if MR. STRACHAN obtains and begins employment within COMPANY or any of its affiliates or
                                  ---------------
subsidiaries prior to January 31, 2004 in another position, this Employment Agreement will become null and void.

     7.     Obligation  of  MR.  STRACHAN:
            -----------------------------

     a. MR. STRACHAN shall notify COMPANY within two days of being offered and accepting another position, if MR. STRACHAN accepts a position to commence before January 31, 2004;

b. MR. STRACHAN shall cooperate with and assist COMPANY whenever reasonably possible, so that all of his duties, responsibilities and pending matters can be transferred in an orderly way;

c. MR. STRACHAN shall provide COMPANY with full cooperation and assistance, upon COMPANY's request, including testifying at all trials or assisting with trial preparation, when MR. STRACHAN might have relevant information. COMPANY shall pay MR. STRACHAN, at an hourly rate derived from MR. STRACHAN's base monthly salary during the term of this Employment Agreement, for time expended in preparation of trial, including but not limited to review of records and files, attendance at and review of depositions, attendance at conferences with counsel, attendance at trial and assistance with post trial and appeal issues and matters and for any reasonable and necessary expenses because of his requested cooperation with and assistance to COMPANY.

d. As a specific condition of this Employment Agreement and in addition to the confidentiality provisions in Paragraph 8, MR. STRACHAN shall not disclose to any third party, including future employers or clients, material details derived from his present or former executive position with COMPANY that relate to COMPANY's past, present, or future business or legal matters, unless MR. STRACHAN has received prior written consent of the Chief Executive Officer of COMPANY or COMPANY's Vice President for Human Resources. MR. STRACHAN understands and agrees that information subject to the limitations of this paragraph may include information not otherwise subject to the confidentiality provisions of Paragraph 8 and that COMPANY has the sole discretion to determine materiality.

8.     Confidentiality  of  Information:
       --------------------------------

          MR. STRACHAN acknowledges that the information, observations and data relating to the formulation, processing, manufacturing, sale and marketing of COMPANY's battery and battery related products obtained by MR. STRACHAN during the course of MR. STRACHAN's employment with COMPANY, its subsidiaries and affiliated companies and its predecessors (the "Confidential Information") are separate from the information protected by the attorney-client privilege and are confidential and the exclusive property of COMPANY/or such companies. MR. STRACHAN agrees that he will not disclose to any unauthorized persons or use for MR. STRACHAN's own account or for the benefit of any third party (other than COMPANY) any of such "Information" without COMPANY's prior written consent, unless and to the extent that such "Confidential Information" became generally known to and available for use by the public other than as a result of MR. STRACHAN's acts or failure to act. Such "Confidential Information", observations and data shall include, but not be limited to, COMPANY's and its affiliates current and planned information systems, the names, addresses or particular desires or needs of its customers, the bounds of its markets, the prices charged for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs. MR. STRACHAN understands and agrees that such "Confidential Information" is important, material and confidential, and that disclosure would gravely affect the successful conduct of COMPANY's and its affiliates' businesses. The obligation to protect Confidential Information is on-going and
             -------------------------------------------------------------------
does  not  expire upon the termination of the Parties' contractual relationship.
--------------------------------------------------------------------------------

     9. Subject to Paragraphs 4, 5, and 6 above, by January 31, 2004, or mutually agreed earlier date, MR. STRACHAN warrants and represents that he will return and deliver to COMPANY's designated representative all memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to the business of COMPANY, its affiliates, and its predecessors which MR. STRACHAN possesses or has under his possession now or in the future, including, but not limited to, computer hardware, software, data and disks, draft books, memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to COMPANY, office equipment and supplies, credit cards, cash advances and, if applicable, any outstanding final expense report.

     10.     Non-Interference  and  Related  Agreements:
             ------------------------------------------

     For the duration of this Employment Agreement and a period of twelve (12) months after MR. STRACHAN is removed from COMPANY's payroll, MR. STRACHAN shall not (i) induce or attempt to induce any employee of COMPANY to leave the employ of COMPANY or in any way interfere with the relationship between COMPANY and its employees or (ii) induce or attempt to induce any customer, supplier, distributor, broker or other business relation of COMPANY to cease doing business with the COMPANY, or in any way interfere with the relationship between any customer, supplier, distributor, broker or other business relation and COMPANY.

     11.     Non  Competition
             ----------------

a. For the duration of this Employment Agreement and a period of twelve (12) months after MR. STRACHAN is removed from COMPANY's payroll, MR. STRACHAN will not compete against COMPANY in COMPANY business. An earlier payroll removal date pursuant to Paragraphs 4, 5, or 6 shall not shorten the applicable time period pursuant to this Paragraph.

          b.     Definition  of  "COMPANY  Business"
                 -----------------------------------
               For purposes of this Employment Agreement, the term "COMPANY Business" shall mean any company that owns or operates a business or facility that engages in any of the following business activities: (i) manufacturing, marketing, distributing and/or consulting on and or operating a facility for, the manufacturing, processing, marketing or distributing of batteries, lighting products, rechargeable batteries and related battery and lighting products; (ii) purchasing or producing materials for use as, and marketing and distributing and/or consulting on the purchasing, producing or marketing or distributing of such products or materials; and (iii) marketing and distributing, and/or consulting regarding the marketing or distributing, of such related products or materials. This obligation extends to the products and/or methods that presently are used, or were used, or are or were under development or consideration, whether or not completed, for use in COMPANY Business as of the date MR. STRACHAN 's employment ends for any reason. MR. STRACHAN understands that this definition applies only to this Employment Agreement. Any other restrictions on competition in other plan, policies or arrangements, including, but not limited to, those restrictions in the Deferred Compensation Plan for Key Employees, shall continue to apply as they exist now or may be modified by COMPANY in the future, as long as such modifications are not directed solely at MR. STRACHAN.

c. For the purpose of this Employment Agreement, to "compete" means to accept or begin employment with, advise, finance, own (partially or in whole), consult with, or accept an assignment through an employer with any third party worldwide in a position involving or relating to COMPANY Business.

d. This Employment Agreement does not prevent MR. STRACHAN from buying or selling shares of stock in any company that is publicly listed and traded in any stock exchange or the over-the-counter market. However, MR. STRACHAN may not use Confidential Information to engage in, or induce others to engage in, insider trading as prohibited by federal and state securities laws.

     12.     Release  and  Waiver:
             --------------------

          The promises and payments contained in this Agreement, including Paragraphs 1 (except Paragraph 1(k)) and 5 above, are in addition to any wages to which MR. STRACHAN already is entitled because of his work for COMPANY. MR. STRACHAN agrees to accept the promises and terms in these Paragraphs in consideration for the settlement, waiver and release and discharge of any and all claims or actions against Energizer Holdings, Inc. and COMPANY, including their affiliates, subsidiaries, holding companies, directors, officers, employees, and agents, arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of age, religion, disability, marital status, or any other reason established by law, including any claim of actual or constructive wrongful discharge.

     13.     Promise  Not  to  Sue:
             ---------------------

          a.          MR.  STRACHAN  makes  the  following  promises not to sue:

               i. MR. STRACHAN releases, settles and forever discharges Energizer Holdings, Inc. and COMPANY, including their affiliates, subsidiaries, holding companies, directors, officers, employees, and agents, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not MR. STRACHAN currently knows of them, which might have arisen from MR. STRACHAN's employment with and retirement from COMPANY and which may be brought by MR. STRACHAN or another person or agency on MR. STRACHAN's behalf. This includes, but is not limited to, any claim MR. STRACHAN might raise under contract or tort law for actual or constructive wrongful discharge, except those
                                                                    ------
claims which the parties specifically have excluded from this release and identified in Paragraph 15 below and except for a breach by COMPANY of a material provision of this Agreement.

               ii MR. STRACHAN expressly releases Energizer Holdings, Inc. and COMPANY, including their affiliates, subsidiaries, holding companies, directors, officers, employees, and agents, from any and all legal liability and waives all claims, demands, or causes of action which MR. STRACHAN, or any person or agency acting on MR. STRACHAN's behalf, may have against COMPANY, its agents, representatives, and employees under all federal, state, and/or local laws regulating employment, including but not limited to, all discrimination claims under the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Civil Rights Act known as 42 USC 1981, the Handicap Discrimination Act, the Missouri Human Rights Act, as amended, Section 213.010 et seq., the Missouri Service Letter Statute, as amended, Section 290.140 R.S.Mo., and the Family and Medical Leave Act of 1994.

b. The COMPANY releases, settles, and forever discharges MR. STRACHAN from any and all claims, causes of actions, rights demands, debts, or damages of whatever nature, whether or not COMPANY currently knows them, which might have arisen from MR. STRACHAN's actions or omissions within the scope of his duties during his employment with the COMPANY and retirement from COMPANY and which may be brought by the COMPANY or another person or agency on the COMPANY's behalf. This includes, but is not limited to, any claim COMPANY might raise under contract or tort law and also includes any claims arising under federal, state, and/or local laws regulating employment.

     14.     Remedy  for  Violation:
             ----------------------

a. In the event that MR. STRACHAN brings a cause of action against COMPANY in violation of Paragraphs 12 and 13 above, MR. STRACHAN understands and agrees to place in an escrow account an amount equal to any settlement or separation payment paid to MR. STRACHAN pursuant to this Agreement (except for payments pursuant to Paragraph 1(j)) while said cause of action is in litigation. If a court of competent jurisdiction determines that MR. STRACHAN should not have brought such a cause of action because it is without merit and/or prohibited by MR. STRACHAN's promises in this Agreement, then MR. STRACHAN shall repay to COMPANY any settlement payment(s) being held in the escrow account, as well as an amount, with interest, equal to any salary continuation after MR. STRACHAN is released from regular full-time duties and responsibilities, other discretionary payments or services which are paid to or provided to MR. STRACHAN as consideration for the promises made by MR. STRACHAN in this Agreement, and attorneys fees incurred by COMPANY defending its actions and this Agreement, in addition to any other damages the Court may deem proper.

b. MR. STRACHAN further understands that any breach of Paragraphs 7(d), 8, 10 and 11 of this Agreement could cause irreparable harm to the COMPANY. MR. STRACHAN agrees that COMPANY has the right to seek an injunction to prevent violation of MR. STRACHAN's obligations under this Agreement, in addition to COMPANY's right to seek the remedies at law described in subsection (a) above.

     15.     Excluded  Claims:
             ----------------

          This Agreement shall not affect MR. STRACHAN's right to raise any claims based on any Social Security, or Workers' Compensation laws, or based on the terms in effect at the time the claim is raised of the Energizer Holdings, Inc. Retirement Plan, Supplemental Retirement Plan, Deferred Compensation Plan, Savings Investment Plan, Executive Savings Investment Plan, Executive Life and Health Plans, retiree benefits under the Energizer Medical Plan, and any and all other executive or employee benefit plans or programs through which he may be legally entitled to benefits as a result of his employment with COMPANY or subsequent retirement.

16.          Benefit  Earnings:
             -----------------

     It is understood and agreed that only the salary continuation and payments identified in Paragraphs 1(a), (c), (e), and (k) will be considered benefit earnings for applicable benefit plans maintained by COMPANY. Any other monies paid to MR. STRACHAN pursuant to this Employment Agreement shall not constitute earnings for benefit plan purposes.

     17.     Confidentiality:
             ---------------

          MR. STRACHAN agrees not to talk about, write about, or otherwise disclose the existence of this Employment Agreement, the terms of this Employment Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than to MR. STRACHAN's spouse, financial advisor or attorney, unless MR. STRACHAN is required to do so by federal, state, or local law, or by a court of competent jurisdiction. If MR. STRACHAN discloses the terms of this Employment Agreement to MR. STRACHAN's spouse, financial advisor or attorney, MR. STRACHAN shall advise that confidentiality is an essential part of this Employment Agreement and advise each that they are bound by the confidentiality clause. MR. STRACHAN understands that COMPANY has disclosed, or will disclose, the terms of this Employment Agreement to its Board of Directors and such other COMPANY employees as COMPANY deemed necessary to implement and administer its terms and that COMPANY will disclose the terms of this Employment Agreement as required by Security Exchange Commission regulation or if COMPANY reasonably concludes that it is legally bound to do so for other reason, including but not limited to application of subpoena or order from a court of competent jurisdiction.

     18.     Entire  Agreement:
             -----------------

          This Employment Agreement is intended to finally and fully define and conclude the employment relationship between MR. STRACHAN and COMPANY and may be amended only by an agreement in writing signed by the parties hereto. This Employment Agreement shall not be interpreted as an admission by COMPANY, its affiliates or its subsidiaries or MR. STRACHAN of any wrongdoing or any violation of federal, state or local law, regulation, or ordinance. The COMPANY specifically denies that it, or its agents, supervisors, representatives, or employees of COMPANY, its affiliates or subsidiaries, have ever committed any wrongdoing whatsoever against MR. STRACHAN.

     19.     Effect  in  the  Event  of  Unenforceability:
             --------------------------------------------

          If, at the time of enforcement of any of the provisions of this Employment Agreement, but particularly Paragraphs 7(e), 8, 10, and 11 above, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under the circumstances will be substituted for the stated period, scope or area.

     20.     Severability:
             ------------

          In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction it is agreed such invalidity or unenforceability shall not affect any other provision of this Employment Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

     21.     Governing  Law:
             --------------

          This Employment Agreement will be governed by the internal law of the State of Missouri and not its law of conflicts.

22.     Company  Defined:
        -----------------

          For purposes of this Agreement, the term "COMPANY" as used herein, shall include not only Eveready Battery Company, but also the subsidiaries, or affiliated companies of Eveready Battery Company, Energizer Holdings, Inc. and all officers, directors, agents, and employees of any of the foregoing.

     23.     Voluntary  Nature  of  Employment  Agreement:
             --------------------------------------------

          MR. STRACHAN expressly acknowledges that he understands all the terms and effects of this Employment Agreement and is entering voluntarily into this Employment Agreement. MR. STRACHAN expressly acknowledges that the COMPANY has given him at least twenty-one (21) days to consider this Employment Agreement as originally presented and that the COMPANY also has given him the opportunity to discuss all aspects of this Employment Agreement with an attorney before signing this Employment Agreement. MR. STRACHAN states that he has discussed this Employment Agreement or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) calendar days and any further opportunity to discuss this Employment Agreement with an attorney before signing it.

     24.     Right  of  Revocation:
             ---------------------

          MR. STRACHAN may revoke his acceptance within seven (7) calendar days after signing this Employment Agreement. MR. STRACHAN's notice of revocation must be given to the Vice President, Human Resources, of the COMPANY in writing within seven (7) calendar days after signing this Employment Agreement in order to be valid and effective. If MR. STRACHAN does revoke this Employment Agreement, neither MR. STRACHAN nor COMPANY will be required to satisfy any of the terms of this Employment Agreement. If MR. STRACHAN has not revoked his
                                                                 ---
acceptance within seven (7) calendar days, this Employment Agreement's effectiveness will become final.

MR.  STRACHAN                    EVEREADY  BATTERY  COMPANY,  INC.
                                 and
                                 ENERGIZER  HOLDINGS,  INC.



                                  By:
-------------------------------
Harry  L.  Strachan               Peter  J.  Conrad
                                  Vice  President,  Human  Resources
                                  Eveready  Battery  Company,  Inc.

Signed  this  _________  day  of          Signed  this  _________  day  of
___________________,  2003.          ___________________,  2003.

Witness:

Dated:

------

                                  ATTACHMENT A
                                  ------------




                                   RESIGNATION
                                   -----------



I, Harry L. Strachan, hereby resign my position as Officer and/or Director of the following entities effective February 28, 2003:

EBC  Batteries,  Inc.
Energizer  Asia  Pacific,  Inc.
Energizer  Holdings,  Inc.
Energizer  International,  Inc.
Energizer  Japan,  Inc.
Energizer  Middle  East  and  Africa  Limited
Energizer  (South  Africa)  Ltd.
Eveready  Battery  Company,  Inc.
MKTE,  Inc.

I understand and acknowledge that this resignation will not impact my status as an employee of Eveready Battery Company, Inc.


     _____________________________
     Harry  L.  Strachan


SSN:  ________________________